Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Legg Mason Tax-Free Income Fund:

         We consent to the incorporation by reference in this Post-Effective Amendement No. 10 to the Registration Statement of Legg Mason Tax-Free Income Fund on Form N-1A (File No. 33-37971) of our reports dated May 2, 1997 on our audits of the financial statements and financial highlights of the Maryland Tax-Free Income Trust, Pennsylvania Tax-Free Income Trust, and Tax-Free Intermediate-Term Income Trust (three of the portfolios included in the Legg Mason Tax-Free Income Fund) which reports are included in the Annual Report to Shareholders for the year ended March 31, 1997, which are incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and "The Trust's Independent Accountants" in the Statement of Additional Information.

                                       /s/Coopers & Lybrand, L.L.P.
                                       -------------------------------
                                       COOPERS & LYBRAND, L.L.P.

Baltimore, Maryland
July 29, 1997